Exhibit 99.1

CMS ENERGY ANNOUNCES 2012 EARNINGS OF $1.42 PER SHARE, OR $1.55 PER SHARE ON AN ADJUSTED BASIS, AND PROVIDES 2013 ADJUSTED EARNINGS GUIDANCE OF $1.63 TO $1.66 PER SHARE

JACKSON, Mich., Feb. 21, 2013 – CMS Energy announced today reported net income of $67 million, or $0.25 per share, for the fourth quarter of 2012, compared to reported net income of $41 million, or $0.15 per share, for the same quarter of 2011.

The company’s fourth quarter adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of one-time items, also was $67 million, or $0.25 per share, compared to $42 million, or $0.15 per share, for the same quarter in 2011.

For 2012, CMS Energy had reported net income of $382 million, or $1.42 per share, compared to $415 million, or $1.58 per share, for the same period of 2011. On an adjusted basis, the company had net income of $417 million, or $1.55 per share, for 2012 compared to $382 million, or $1.45 per share, for the same period in 2011.

The company’s reported net income for 2012 includes a one-time charge of $36 million, or $0.14 per share, reflecting the write-off of an electric decoupling regulatory asset at the company’s Michigan utility, Consumers Energy. The company’s 2011 reported net income included a one-time non-cash gain of $32 million, or $0.12 per share, related to the company’s non-utility operations.

CMS Energy provided guidance for 2013 adjusted earnings of $1.63 to $1.66 per share, consistent with the company’s long-term plan of 5 percent to 7 percent annual earnings per share growth. The company’s reported earnings could vary from adjusted earnings because of several factors, such as legacy issues associated with prior asset sales and regulatory items from prior years. Because of those uncertainties, the company isn’t providing reported earnings guidance.

John Russell, CMS Energy’s president and chief executive officer, said the company’s strong financial performance in 2012 marked 10 straight years that it has met or exceeded its adjusted earnings guidance.

Russell also noted the CMS Energy Board of Directors has increased the company’s common stock dividend seven times in as many years, most recently a 6 percent increase to 25.5 cents per share or $1.02 per share on an annualized basis. The dividend increases reflect the underlying strength and successful execution of the company’s business strategy, he said, adding: “Our long-term plan calls for 5 percent to 7 percent annual earnings growth and we expect to continue to increase our dividend as we execute our successful investment strategy.”

Russell said that CMS Energy’s principal subsidiary, Consumers Energy, an electric and natural gas utility with three million customers, plans to invest about $7 billion in its operations through 2017, making it the second-largest investor in Michigan.

“We’re investing in areas that are important to our customers: reliability, renewable energy, a natural gas-fired power plant, environmental quality programs, and energy efficiency. Part of our promise to Michigan is to make investments that create jobs and boost the state’s economy. Another part of our promise to Michigan is to work hard every day to provide our customers with a good energy value,” Russell said, adding the company’s rigorous cost controls support that effort.

“In 2012, we reduced our operating costs by 2 percent and plan to cut them another 6 percent this year. Our overhead costs are the third lowest in the utility industry. There’s also good news for our gas customers. Our natural gas prices this winter dropped 10 percent from last winter’s prices and we expect to cut them another 15 percent in April.”

Russell said the company also takes seriously its responsibility to be a good corporate citizen and help strengthen Michigan.

“Consumers Energy is helping other businesses in our state grow through its $500 million commitment to the Pure Michigan Business Connect Initiative, which encourages Michigan companies to do more business with each other. That $500 million is in addition to the $2 billion a year the company already spends with Michigan companies,” he said.

The company also delivered on its promise to be a good corporate neighbor in 2012, contributing $10 million to Michigan nonprofit organizations, Russell said. That included $1.25 million in matching grants from the Consumers Energy Foundation to support priority projects in 10 Michigan communities. The grants, which generated $2.5 million to support the projects, were part of the utility’s year-long celebration of 125 years of serving Michigan families and businesses.

In reviewing recent major events, Russell noted:

•	Consumers Energy announced plans to build a major new natural gas-fired power plant. The company estimates it will invest about $750 million in the 700 megawatt plant.

•

The utility’s first wind farm, the 100-megawatt Lake Winds Energy Park, has started serving customers. With Lake Winds and power from other renewable energy sources, about 8 percent of the electricity that Consumers Energy provides its customers comes from renewable sources, making it the largest renewable energy supplier in the state.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

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CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in the attached summary financial statements. Certain of these items have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2013. The company is not able to estimate the impact of these matters and is not providing reported earnings guidance.

This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2011, and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarters Ended March 31, 2012, June 30, 2012, and Sept. 30, 2012.

CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.

For more information on CMS Energy, please visit our web site at: www.cmsenergy.com

Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except Per Share Amounts)

	Fourth Quarter (Unaudited)		Full Year (Unaudited)
	2012	2011	2012	2011
Operating Revenue	$1,670	$1,620	$6,253	$6,503
Operating Expenses	1,458	1,446	5,250	5,500

Operating Income	$212	$174	$1,003	$1,003
Other Income (Expense)	(7)	(8)	8	18
Interest Charges	96	102	389	415

Income before Income Taxes	$109	$64	$622	$606
Income Tax Expense[a]	42	23	245	191

Income from Continuing Operations	$67	$41	$377	$415
Income from Discontinued Operations	—	—	7	2

Net Income	$67	$41	$384	$417
Income Attributable to Noncontrolling Interests	—	—	2	2

Net Income Available to Common Stockholders	$67	$41	$382	$415

Income Per Share
Basic	$0.26	$0.16	$1.46	$1.66
Diluted	0.25	0.15	1.42	1.58

[a]	2011 Full Year income tax expense includes a $32 million benefit related to a Michigan state income tax law change.

CMS Energy Corporation

SUMMARIZED CONSOLIDATED BALANCE SHEETS

(In Millions)

	December 31 2012	December 31 2011
	(Unaudited)
Assets
Cash and cash equivalents	$93	$161
Restricted cash and cash equivalents	29	27
Other current assets	2,300	2,377

Total current assets	$2,422	$2,565
Plant, property, and equipment	11,551	10,633
Other non-current assets	3,158	3,254

Total Assets	$17,131	$16,452

Liabilities and Equity
Current liabilities	$1,146	$1,281
Non-current liabilities	5,233	4,835
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding non-recourse debt, finance leases and securitization debt)	6,854	6,602
Non-recourse debt and finance leases	527	491

Total debt and capital and finance leases	7,381	7,093
Noncontrolling interests	44	44
Common stockholders’ equity	3,194	3,028

Total capitalization	$10,619	$10,165
Securitization debt	133	171

Total Liabilities and Equity	$17,131	$16,452

(*)	Current and long-term

CMS Energy Corporation

SUMMARIZED STATEMENTS OF CASH FLOWS

(In Millions)

	Full Year (Unaudited)
	2012	2011

Beginning of Period Cash	$161	$247

Cash provided by operating activities	$1,241	$1,169
Cash used in investing activities	(1,350)	(1,058)

Cash flow from operating and investing activities	$(109)	$111
Cash provided by (used in) financing activities	41	(199)
Changes in cash included in assets held for sale	—	2

Total Cash Flow	$(68)	$(86)

End of Period Cash	$93	$161

CMS Energy Corporation

SUMMARY OF CONSOLIDATED EARNINGS

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

(In Millions, Except Per Share Amounts)

	Fourth Quarter (Unaudited)		Full Year (Unaudited)
	2012	2011	2012	2011

Net Income Available to Common Stockholders	$67	$41	$382	$415

Reconciling Items:
Discontinued Operations Income	—	—	(7)	(2)

Electric Decoupling Court Order	—	—	36	—

Downsizing Program	—	—	7	—

Tax Changes	—	—	—	(32)

Restructuring Costs and Other	—	1	(1)	1

Adjusted Net Income - Non-GAAP Basis	$67	$42	$417	$382

Average Number of Common Shares Outstanding
Basic	263	252	261	251
Diluted	269	266	269	263

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.26	$0.16	$1.46	$1.66

Reconciling Items:
Discontinued Operations Income	—	—	(0.03)	(0.01)

Electric Decoupling Court Order	—	—	0.14	—

Downsizing Program	—	—	0.03	—

Tax Changes	—	—	—	(0.13)

Restructuring Costs and Other	—	—	—	—

Adjusted Net Income - Non-GAAP Basis	$0.26	$0.16	$1.60	$1.52

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.25	$0.15	$1.42	$1.58

Reconciling Items:
Discontinued Operations Income	—	—	(0.03)	(0.01)

Electric Decoupling Court Order	—	—	0.14	—

Downsizing Program	—	—	0.03	—

Tax Changes	—	—	—	(0.12)

Restructuring Costs and Other	—	—	(0.01)	—

Adjusted Net Income - Non-GAAP Basis	$0.25	$0.15	$1.55	$1.45

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, regulatory items from prior years, or other items detailed in these summary financial statements.